As filed with the Securities and Exchange Commission		File
No.

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM SB-2/A
                            AMENDMENT No.1
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                           AMNOR BOOKS, INC.
       (Exact name of registrant as specified in its charter)

         Utah                                20-1382872
(State or Other Jurisdiction of             (IRS Employer
Incorporation or Organization)             Identification No.)



                  6337 South Highland Drive, #3052
                      Salt Lake City, Utah 84121
                            801-523-6063
       (Address and telephone number of registrant's principal
                              offices)

                          Andrew Gallup
                      1744 East Jane Circle
                       Sandy, Utah 84092
                          801-523-6063
                          801-576-0583 fax

         (Name, address and telephone number of agent for service)

                          David G. Wood
                     Riddle & Associates, PC
               11778 South Election Dr., Ste 240
                      Draper, Utah 84020
                         801-208-8415
                         801-569-8700 (facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box:   [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   CALCULATION OF REGISTRATION FEE
Title of each      Amount         Proposed       Proposed     Amount of
class of           to be          offering       maximum      registration
securities         registered     price per      aggregate    fee
to be                             share(1)       offering
registered			                 price(2)

Common Stock  1,350,000 shares  $4.00 per share  $5,400,000    $684.18

(1) These shares are registered on behalf of the selling stockholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act on the basis of the original offering price of $4.00 on August 31, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

   The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

   Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion _____________, 2004

                    AMNOR BOOKS, INC.
                      COMMON STOCK
                    ---------------
	RESALE OF 1,350,000 SHARES OF COMMON STOCK
        -------------------------------------------
   The selling stockholders listed on page 10 may offer and sell up to 1,350,000 shares of our common stock under this prospectus for their own account. Our common stock is presently not traded on any market or securities exchange. Shares offered by the selling stockholders may be sold by one or more of the following methods; ordinary brokerage transactions in which a broker solicits purchases; and face to face transactions between the selling stockholders and purchasers without a broker.

   A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

   Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

   See "Risk Factors" beginning on page 5 for material risk factors you should consider before you purchase the shares.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2004

               Table of Contents

Summary.............................................3

Risk Factors........................................5

Use of Proceeds.....................................8

Determination of Offering Price.....................9

Dilution............................................9

Selling Shareholders...............................10

Plan of Distribution...............................11

Legal Proceedings..................................14

Directors, Executive Officers, Promoters
and Control Persons................................14

Security Ownership of Certain Beneficial
Owners and Management..............................16

Description of Securities..........................17

Interest of Named Experts and Counsel..............21

Disclosure of Commission Position of
Indemnification for Securities Act Liabilities.....21

Organization Within Last Five Years................21

Description of Business............................22

Management's Discussion and Analysis
or Plan of Operations..............................25

Certain Relationships and Related Transactions.....28
Market for Common Equity and Related
Stockholder Matters................................28

Executive Compensation.............................28

Financial Statements...............................29

Available Information..............................43

                  ABOUT THIS PROSPECTUS
                  ---------------------

   You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
   This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. All references to "we," "our," or "us," refer to Amnor Books, Inc., a Utah corporation unless specifically stated otherwise.


                       PROSPECTUS SUMMARY
                       ------------------

   The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Memorandum. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

ABOUT OUR COMPANY
-----------------

   Amnor Books, Inc was formed as a Utah corporation on July 20, 2004, to engage in the business of acquiring operating companies in the retail religious book industry whose products and customers fit the targeted area of Mormon or LDS (Church of Jesus Christ of Latter-day Saints) readership.
   We have not commenced operations and are considered a development stage company. These factors raise substantial doubts about our ability to continue as a going concern.

   Our principal executive offices are located at 11444 South
1780 East, Sandy, UT  84092.Our telephone number is (801) 523-6063.

                      ABOUT OUR OFFERING
                      ------------------

Securities offered by us:
------------------------
None.

Securities that may be sold by our shareholder:
----------------------------------------------
Offered 1,350,000 shares of common stock.

Offering Price:
---------------
We will not determine the offering price. The offering price will be determined by market prices prevailing at the time of sale, at prices related to the prevailing market price, at negotiated prices or at fixed prices and the independent decisions of the selling shareholders.

Terms of the Offering:
----------------------
The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering:
---------------------------
The offering will conclude when all of the 1,350,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares

Securities Issued:
-------------------
There are 1,552,500 shares of our common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.

Use of Proceeds:
----------------
We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Transfer Agent:
--------------
Action Stock Transfer, 7069 South Highland Drive,Suite 300, Salt Lake City, Utah 84121, Telephone No.801-274-1088, serves as our transfer agent and registrar for our outstanding securities.

  We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

	                  RISK FACTORS
                          ------------

   An investment in our common stock involves a high degree
of risk.
------------------------------------

   You should carefully consider the risks described below and the other information in this prospectus future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:


   Amnor Books is a new business and investment in our company is risky.
------------------------------------

  We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. For the period ended August 31, 2004, current management has no experience with rollups or retail bookstores and as a result could have a material negative effect on the operations and the execution of the company's business strategy. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

   Our auditor's have indicated that because we are a new
development stage company and have not generated any revenues that they have substantial doubt we will be able to continue as a going concern.
------------------------------------

  Our lack of operating history indicates we may not be able to continue our business. We have no experience with rollups or retail bookstores and as a result could have a material negative effect on the operations and the execution of the company's business strategy. We have no assurance that even if we acquire other retail book stores that we will be profitable.

   If our startup costs exceed our estimates, it may impact
our ability to continue operations.
------------------------------------

  We believe we have a reasonable basis in estimating our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that our startup costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.

   We currently have no established marketing program.
-------------------------------------

  The success of our business will depend upon establishing our marketing program to identify and target specific retail book stores that would be reasonable candidates for acquisition. We will not be able implement any of these marketing initiatives until we complete the offering described in the prospectus and have funds to pursue the initiatives. Consequently, there can be no assurance that our marketing program will generate sufficient sales to cover cost of goods and operating expenses, and generate a profit.


   We will be in Competition with a Number of Other Companies,
All of which are Better Financed than are we.
--------------------------------------

  The market for retail book stores is intensely competitive and dominated by a number of large, well-established and well-financed companies. Most of our competitors have longer operating histories and greater financial, technical, sales and marketing resources than do we. In addition, we also face competition from potential new entrants due to the relatively low cost of entry into this market. Management cannot guarantee that we will be able to compete successfully against current and future competitors or that competitive pressure will not result in price reductions, reduced operating margins and loss of market share, any one of which could seriously harm our business.

   Expansion Strategy.
--------------------------------------

   The Company's growth strategy is dependent principally on its ability to acquire retail stores and operate them profitably.
In general, the rate of the Company's expansion depends, among other things, on general economic and business conditions affecting consumer confidence and spending, the availability of qualified management personneland the Company's ability to manage the operational aspects of its growth. It also depends upon the availability of adequate capital

   We are in a Highly Competition Industry. The retail book
business is highly competitive.
--------------------------------------

   Competition within the retail book industry is fragmented, with Amnor facing direct competition from other national superstore operators, as well as regional chains and superstores. In addition, there are specialty retail stores that offer books in a particular area of specialty, independent single store operators, discount stores,drug stores, warehouse clubs, mail order clubs and mass merchandisers. The Internet has emerged as a significant channel for retailing in all media categories that the Company carries.
In particular, the retailing of books and music over the Internet is highly competitive. In addition, the Company faces competition from companies engaged in the business of selling books, music and movies via electronic means.

   Inventory and Wholesale Accounts.
--------------------------------------

   At the present time the Company does not have any inventory
(books, CD's, audio tapes and pictures) to offer the public and is the beginning stages of establishing accounts with wholesale providers to obtain the required inventory.

   Consumer Spending Patterns.
--------------------------------------

   Sales of books, music and movies have historically been dependent upon discretionary consumer spending, which may be affected by general economic conditions, consumer confidence and other factors beyond the control of the Company. In addition, sales are dependent on a hit-driven merchandising strategy. A decline in consumer spending on books, music and movies, or in bestseller book,music and movie buying could have a material adverse effect on the Company's financial condition and results of operations and its ability to fund its expansion strategy.

   Because our common stock is "penny stock," you may have greater difficulty selling your shares.
---------------------------------------

   Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account.In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of anyinvestor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.
For more information about "penny stocks," see the heading "Penny Stock" under the caption "Description of Securities."

   Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock.
----------------------------------------

   Upon completion of the offering, we will have 1,552,500 shares outstanding, including 1,350,000 shares that are freely tradable and 202,500 shares that are restricted shares but may be sold under Rule 144. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from Amnor Books or an affiliate of Amnor Books. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about Amnor Books. If the holders sell substantial amounts of our stock pursuant to Rule 144, then the market price of our stock could decrease.

                FORWARD-LOOKING STATEMENTS
               ---------------------------
   You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. These statements relate to future events or our future performance and include, but are not limited to, statements concerning:

         * Our ability to locate and acquire certain religious retail book stores;

         * The anticipated benefits and risks associated with our business strategy;

         * Our future operating ability and the future value of our common stock;

         * The anticipated size or trends of the market segments in which we compete and the anticipated competition in those markets;

         *  Potential government regulation; and

         * Our future capital requirements and our ability to satisfy our needs.

   You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus. In some cases, you can identify forward-looking statements by terminology such as may, will, could, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology.

   Neither we nor any other person assumes responsibility for the accurateness or the completeness of the forward looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

USE OF PROCEEDS
---------------

   We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

           DETERMINATION OF OFFERING PRICE AND DILUTION
           --------------------------------------------

   We will not receive any money from the selling stockholders when they sell their shares of common stock. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on August 31, 2004, was $5,511,263 or $3.55 per share, based upon 1,552,500 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $26,087. The offer and sale by the selling stockholders of outstanding common stock, will not affect the net tangible book value of our common stock.

   We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

           RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                    SHARES CURRENTLY OUTSTANDING
           -----------------------------------------------

   This prospectus relates to the resale of 1,350,000 shares of our common stock that the selling shareholders acquired from us under Rule 506 of Regulation D of the Securities and Exchange Commission Act and completed on August 31, 2004. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.
   The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

 		  Amount Offered %Owned  Shares       Shares
Name of Selling   Shares Owned   Before  Sold         Owned After
Shareholder       Before Resale  Resale  Immediately  Resale
-----------------------------------------------------------------

Potente Capital, Inc	73,533	  4.73%	  73,533      Nil
Ellenallhatatlan, Inc	73,532	  4.73%	  73,532      Nil
Nieodparty, Inc		73,529	  4.73%	  73,532      Nil
Bindes Holdings, Inc	73,529	  4.73%	  73,529      Nil
Krachtig, Inc		73,529	  4.73%	  73,529      Nil
Presvedcivy, Inc	73,529	  4.73%	  73,529      Nil
Puissant Capital, Inc	73,529	  4.73%	  73,529      Nil
Triftig Holdings, Inc	73,529	  4.73%	  73,529      Nil
Neapgazams, Inc		73,529	  4.73%	  73,529      Nil
Forte Capital, Inc	73,529	  4.73%	  73,529      Nil
Convingator, Inc	73,529	  4.73%	  73,529      Nil
Ubedljiv, Inc		73,529	  4.73%	  73,529      Nil
Convincente, Inc	73,529	  4.73%	  73,529      Nil
Tvingande, Inc		73,529	  4.73%	  73,529      Nil
In-Andirici, Inc	73,529	  4.73%	  73,529      Nil
Stichhaltig, Inc	73,529	  4.73%	  73,529      Nil
Uberzeugend, Inc	73,529	  4.73%	  73,529      Nil
Cogent Capital Corp	250,000	  16.0%	  100,000    150,000
Total                 1,500,000	        1,350,000    150,000

   Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 1,552,500 shares of common stock outstanding on the date of this prospectus.

   None of the selling shareholders or their beneficial owners has had a material relationship with us other than as a shareholder at any time within the past three years; or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates. Except our Director
John Chymboryk who also Vice President of Cogent Capital Corp.

   No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any of these corporate selling stockholders.Except our Director John Chymboryk who also
Vice President of Cogent Capital Corp.

                   PLAN OF DISTRUBUTION
                  ----------------------

   We are registering the shares of our common stock covered by this prospectus.

   We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any commissions, taxes, attorney's fees and other charges that each may incur in the offer or sale of these securities.

   The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change. They may sell some or all of their common stock through:

         * ordinary broker's transactions, which may include long or short sales;

         * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

         * market makers or into an existing market for our common stock;

         *  transactions in options, swaps or other derivatives;

         * any combination of the selling options described in this prospectus, or by any other legally available means.

   In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

   The shares may also be sold in compliance with the
Securities and Exchange Commission's Rule 144. 	The selling
shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

   The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.

   These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.
Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

   We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

         1. Not engage in any stabilization activities in connection with our common stock;

	 2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;and

	 3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

   The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.

                   LEGAL PROCEEDINGS
                   -----------------

   We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be our affiliate or who is the owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.


DIRECTORS, EXECUTIVE, OFFICERS, PROMOTERS AND CONTROL PERSONS
-------------------------------------------------------------

Name              Age       Position               Since
Andrew Gallup     28     President, Secretary,
                         Treasurer & Director    July 2004

John Chymboryk    50     Director               August 2004

   ANDREW GALLUP has been the President of Amnor Books, Inc since inception - July 20, 2004. Mr. Gallup has Bachelors in Business Administration from the University of Utah. From 2002 to May of 2004, Mr. Gallup was the marketing and production director for Greg Kofford Books, Inc., where he expanded the business from one title to over 30 titles in production. From 1998 to 2001, Mr. Gallup was the general sales manager for Mahfood Motors, Inc., where he assisted the company in reaching sales of over $1,000,000 within three years.

   JOHN CHYMBORYK has been a director of Amnor Books, Inc., since August 2004. Mr. Chymboryk received his bachelor's degree with an emphasis in accounting and economics in 1982 from Brigham Young University. Following graduation he worked for a large international accounting firm until 1984. He then taught courses in finance, marketing and management in the business departments of a Community College from 1984 to 1992.
Concurrent with his teaching experience, Mr. Chymboryk operated an accounting business that specialized in preparing financial statements, tax returns and business plans for small businesses.

   In 1992, Mr. Chymboryk co-founded a company that specialized in marketing, customer retention and management training. Mr. Chymboryk served as Vice President and was responsible for the financial operations and in developing and delivering management training. Mr. Chymboryk was instrumental in designing and presenting the sales management workshop that was contracted with Lexus, the Toyota Motor Corporation luxury car line. In
1997, Mr. Chymboryk was involved in designing, developing and implementing a new application that assists companies in following up and retaining their existing customer base.

   In 1999, Mr. Chymboryk co-founded a company that specialized in reverse merger acquisitions, corporate restructuring, debt negotiations and consulting with private companies on strategic planning for growth.

   In 2004, Mr. Chymboryk became the Vice President of Cogent
Capital Corporation and is involved in advising both private and public companies on acquisitions, mergers, corporate restructuring and assisting with the Cogent Capital roll-up system.

FAMILY RELATIONSHIPS
---------------------

     	There are no family relationships between any of our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.
----------------------------------------

   During the past five years none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

         * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

         * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

         * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE
--------------

   Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES
---------------------

   We have no significant employees other than the officers and directors described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------

   The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 1,552,500 shares of common stock issued and outstanding on August 31, 2004.

                DIRECTORS AND EXECUTIVE OFFICERS
                --------------------------------

Name & Address     Title     # of Shares     Percentage of
                             Beneficially    Class(1)
                             Owned
Andrew Gallup
1744 E. Jane
Circle
Sandy, Utah
84092          Director,
               President       7,500            .48%

Cogent Capital
Corp
11444 S. 1780 E.
Sandy, Utah
84092          Shareholder    250,000            16%

John Chymboryk
8714 S.Glider Ln
Sandy, Utah
84093           Director(2)     -0-              -0-
All directors
and executive
officers as a
group
(3 persons)                  257,500            16.48%

	(1) Calculations are based upon 1,552,500 outstanding shares at August 31, 2004.

	(2)  Mr. Chymboryk is the Vice President of Cogent Capital
             Corp.

                 FIVE PERCENT STOCKHOLDERS
                --------------------------

Name & Address     Title     # of Shares     Percentage of
                             Beneficially    Class(1)
                             Owned

Cogent Capital
Corp
11444 S. 1780 E.
Sandy, Utah
84092           Shareholder    250,000          16%

Total                          250,000          16%

         (1) Calculations are based upon 1,552,500 outstanding shares at August 31, 2004.

CHANGES IN CONTROL
------------------

   To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.


                DESCRIPTION OF THE SECURITIES
               ------------------------------

COMMON STOCK
------------

   We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 1,552,500 shares of common stock issued and outstanding.

   The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

   We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

PENNY STOCK
-----------

   Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:
         * with a price of less than five dollars per share;

         *  that are not traded on a "recognized"
            national exchange;

         * whose prices are not quoted on the NASDAQ automated quotation system; or

         * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

   Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

   Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

         * get information about the investor's financial situation, investment experience and investment goals;

         * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

         * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

         * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

PREFERRED STOCK
---------------

   We are authorized to issue up to 500,000 shares of preferred stock with a par value of $0.001. Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company. However, preferred stock of this type is often used to resist unwanted takeovers, including takeovers that are favored by a majority of the independent stockholders.
   As of the date of this prospectus, we have issued no shares of our preferred stock

DIVIDEND POLICY
---------------

   We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

WARRANTS
--------

   The Board of Directors is permitted to issue warrants with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company. We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS
-------
   The Board of Directors is permitted to issue options with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company.
   We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES
----------------------

   The Board of Directors is permitted to issue convertible securities with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company.

   We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES AVAILABLE FOR FUTURE SALE
---------------------------------

   As of the date of this prospectus, there are 1,552,500 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 1,350,000 shares of common stock to be resold pursuant to this prospectus will be eligible form immediate resale in the public market if and when any market for the common stock develops. The remaining 202,500 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

   Rule 144 governs resale of 'restricted securities' for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an 'affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of Amnor Books may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from Amnor Books or an affiliate of Amnor Books. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about Amnor Books ('Applicable Requirements'). Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

          INTERESTS OF NAMED EXPERTS AND COUNSEL
          ---------------------------------------

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter,voting trustee,director, officer, or employee. David G. Wood, our independent legal counsel, has provided an opinion on the validity of our common stock.

   The financial statements included in this prospectus and the registration statement have been audited by Mantyla McRenolds,LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


   DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                 SECURITIES ACT LIABILITIES
   ---------------------------------------------------------

   Our directors and officers are indemnified as provided by the Utah Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

            ORGANIZATION WITHIN THE LAST FIVE YEARS
            ---------------------------------------

   We were incorporated on July 20, 2004 under the laws of the state of Utah. On that date, Andrew Gallup, was appointed as our director. On the same day, Mr. Gallup became our president and chief executive officer, and secretary and treasurer.

	           DESCRIPTION OF BUSINESS
                   -----------------------

GENERAL
-------

   Management has targeted within the western states several established businesses involved in retail sales of Mormon or LDS (Church of Jesus Christ of Latter-day Saints) books and material, which are available for consolidation under the Amnor umbrella. Each of these businesses falls into the unique category of having established distribution of their own product lines directly to their customer base. The performance of this channel combined with the Amnor's management and concept of exploiting synergies, cross marketing the various products and eliminating the overlap and redundancies of the consolidated businesses makes Amnor an exciting and profitable venture. Proper structure and execution of the plan could position the Company as an attractive buyout.

OUR BUSINESS
-------------

   Amnor, Inc was incorporated in July 2004 with the business intent of acquiring operating companies in the retail book industry whose products and customers fit the targeted area of Mormon readership. With the membership of the Mormon (Church of Jesus Christ of Latter-day Saints) Church growing at a significant rate there appears to be reasonable opportunity to provide the church members with books and literature. Recent statistics have the Church membership approximating 12,000,000 with an average growth rate of approximately 3% per year.

   Amnor will take advantage of this market opportunity by engaging in a strategic consolidation of a number of small retail book stores within the western states that focus on members of the LDS Church. Once the western states has been addressed the company will evaluate the opportunities that may be available in the eastern and southern states

   A consolidated company will be well positioned to help direct and capitalize on the trends driving the marketplace. It will also benefit from economies of scale in reducing costs, enhanced sales growth through more effective marketing and product development to meet the expected demand of this targeted group.

   Specifically the benefits of consolidation will include:
streamlining production; reducing overheads; creating more targeted marketing; rationalizing product lines and establishing more cost efficient means of distribution utilizing the internet.

	               MARKET ANALYSIS
                       ---------------

   BizMiner US Marketing Research (the Brandow Company, Inc.), a research company based in Camp Hill, PA uses a proprietary research methodology that tracks and analyzes the experience of over 18 million US business facilities, condensing millions of data points into a profile series. This profile analyzes survival rates, sales per employee, employment size, sales growth, and market volume, concentrations of high growth firms, industry consolidation trends, entrepreneurial activity rates and new branch development. According to this research the annual market volume for retail religious book stores in the U.S. market is approximately $1,172,212,704 with close to 2,237 stores in the market.

   This research report noted that the average annual sale for religious retail stores is $609,599 with a small number of stores accounting for the larger sales volumes. The following tables illustrates the impact of the larger firms have on the annual average sales and the breakdown of the facility employment class which provides a better perspective on the number and size of the stores in this industry.

	AVERAGE ANNUAL SALES PER RELIGIOUS RETAIL STORE
	-----------------------------------------------

	Annual Sales Volume	Number of Retail Stores
	Less than $200K          1,102
	$200K - $499K              423
	$500K - $999K              160
	$1M - $2.49M                68
	$2.5M - $4.99M              20
	$5M - $9.99M                 8
	$10M - $24.99M               6
	$25M - $49.99M               1


	FACILITY EMPLOYMENT CLASS
	-------------------------

	Number ofEmployees	Number of Retail Stores
	1 Employee                 376
	2 - 4 Employees          1,015
	5 - 9 Employees            507
	10 - 24 Employees          262
	25 - 49 Employees           39
	50 - 99 Employees            4
	100 - 249 Employees          1

	PRODUCTIVITY BY SALES PER EMPLOYEE
	----------------------------------

   The productivity in the industry indicated by the sales per employee shows $80,636 for the industry and $52,194 for small business with in the industry. The small business definition used in this research report is any store with fewer than 25 employees.

	EMERGING VITALITY TRENDS
	------------------------

   The current and future vitality analysis in this research report is indicated by comparing entrepreneurial activity (startups), new branch development and concentrations of high growth firms measured by sales and employment. Industry indices above 1.00 surpass economy-wide patterns by the margin indicated, while indices below 1.00 fall behind overall trends.


    Entrepreneurial Activity	   New Branch Development
    ------------------------       -----------------------
    US All-Industry Startup        US All-Industry New Branch
    Rate                    7.17%  Rate                     0.84%

    Segment Startup Rate    5.59%  Segment New Branch Rate  0.63%

    Segment StartupIndex    0.78   Segment New Branch Index 0.74



     High Growth Firms by Employment       High Growth Firms by Sales
     -------------------------------       --------------------------
     US All-Industry High Growth           US All-Industry High
     Emp Rate                     0.79%    Growth Sales Rate	   1.24%

     Segment High Growth Emp Rate 0.38%    Segment HighGrowth Sales
                                             Rate                  0.63%
     Segment High Growth Index    0.48     Segment High Growth Sales
                                             Index                 0.51


   High Growth Jobs and High Growth Sales: The High Growth
Jobs Rate benchmarks concentrations of business establishments with high job growth. Rates calculate the number of high job growth establishments as a percentage of all firms which reported fewer than 10,000 jobs at the start of the analysis period. Ratings measure firms which: began with fewer than 5 jobs in 1998 and grew to more than 10; with fewer than 10 jobs and grew to more than 25; with fewer than 25 jobs and grew to more than 50; with fewer than 50 jobs and grew to more than 100; with fewer than 100 jobs and grew to more than 250; and with fewer than 250 jobs and grew to more than 500; fewer than 500 and grew to more than 1,000; fewer than 1,000 and grew to more than 2,500; fewer than 2,500 and grew to more than 5,000; and fewer than 5,000 and grew to more than 10,000.

   The High Growth Sales Rate benchmarks concentrations of firms with high sales growth. Rates calculate the number of high growth firms as a percentage of all firms which reported less than $500 million in annual sales at the start of the analysis period. Ratings measure firms which: began with less than $200k in annual sales and grew to more than $500k; with less than $500k in annual sales and grew to more than $1m; with less than $1m and grew to more than $2.5m; with less than $2.5m and grew to more than $5m; with less than $5m in annual sales and grew to more than $10m; with less than $10m and grew to more than $25m; with less than $25m and grew to more than $50m; with less than $50m and grew to more than $100m; with less than $100m and grew to more than $250m; with less than $250m and grew to more than $500m; and with less than $500m and grew to more than $1b.


      	CONSOLIDATION TRENDS
        --------------------

   The industry consolidation trend measures compare the percentage of branch facilities relative to all industry firms at two different points in time.

	Consolidation Trends
	--------------------
	Industry Branch Concentration       18.86%
	All US Branch Concentration         13.42%

   Consolidation trends can suggest the extent to which control is tightening over industry decision processes.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

   Our plan of operations for the twelve months following the date of this registration statement basically a rollup strategy. Our rollup strategy is predicated on our understanding that the industry is highly fragmented and without a dominant player. The largest chain controls less than 10% of the number of retail outlets that focus on product of interest to members of the Church of Jesus Christ of Latter-day Saints ('LDS'). The opportunity exists to build a large, dominant franchise by combining many smaller stores. Retailing is an industry where big is better and where size gives operational or competitive advantages. Bookstores have stable dynamics that aren't likely to change from acquisition to acquisition. We do not anticipate new and unforeseen competitors. Also, the companies in the industry are similarly operated so that management's values and methods can be easily transferred to newly acquired companies.

   We plan to identify potential acquisition candidates, contact the owners of the stores, enter into negotiations with interested parties, conduct due diligence and in those instances that management deems prudent, to acquire stores as part of the overall strategy of consolidating the fragmented retail book store market for stores focused on product of interest to members of the Church of Jesus Christ of Latter-day Saints ('LDS'). It is anticipated that these acquisitions will be made using the Company's stock. As we make acquisitions we will be looking to expand our geographic coverage. This will allow us to negotiate better terms from suppliers and maximize advertising. Through continued acquisitions it is hoped that we bring about increased name recognition that will further drive the business' momentum and greater acceptance from the buying public.

   As acquisitions are made we will be working to build our infrastructure and at the same time leverage off of it to spread fixed costs over a larger revenue base. Back office operations such as accounting, marketing, and executive management will need to be developed. By centralizing these functions it is hoped that we can reduce the cumulative cost relative to individual stores operating as stand alone entities and eliminate any duplication of efforts.

GOVERNMENTAL REGULATION
-----------------------

   There is no significant or material governmental regulation of our proposed business.

EMPLOYEES
---------

   Andrew Gallup, our officer and director is our only employee. We do not intend on hiring additional personnel unless our operations grow to a point where we require help. Mr. Gallup will devote the necessary time to ensure our operations are implemented which is estimated to be approximately 20 hours per week. We do not have a formal employment agreement with Mr. Gallup and he has agreed to not take any salary until our operations are generating sufficient revenue to cover operating expenses.

   Our success will be largely dependent upon the efforts and active participation of Andrew Gallup. The loss of his services may adversely affect our business operations. Mr. Gallup does have other interests and it is uncertain whether these would affect the amount of time spent operating our business. We do not have key man insurance in place for any personnel and do not anticipate purchasing key man insurance until such time as revenues from operations allow.

FACILITIES
----------

   The address is 11444 South 1780 East, Sandy, Utah 84092.
The office space is provided by a shareholder at no cost. The space provided meets the current needs of Amnor Books. Should we expand, additional space may be needed.

RESEARCH AND DEVELOPMENT EXPENDITURES
-------------------------------------

   We have not incurred any research or development expenditures since our incorporation.


SUBSIDIARIES
------------

   We do not have any subsidiaries.


PATENTS AND TRADEMARKS
----------------------

   We do not own, either legally or beneficially, any patent or trademark.


STOCK OPTION GRANTS
-------------------

   We have not granted any stock options to the executive officers since our incorporation on July 20, 2004


EMPLOYMENT AND CONSULTING AGREEMENTS
------------------------------------

   We do not have an employment or consultant agreement with Mr. Andrew Gallup, our president, chief executive officer and director. We do not pay any salary to Mr. Gallup. Mr. Gallup spends 15% of his time working for us and will not be compensated until such time as our operations are generating sufficient revenue to cover operations. The Company signed a consulting agreement with Cogent Capital to arrange for the legal and accounting services that will be required to prepare audited financial statements and the legal documents that pertain to the equity swap transaction.

          CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS
          ---------------------------------------------

   In July 2004, we issued 7,500 shares of common stock at $.10 per share to Andrew Gallup for consideration in connection with our formation.

   In August 2004, we issued 15,000 shares of common stock at $.10 per share under Rule 506 of Regulation D of the Securities and Exchange Commission Act, for working capital purposes.

   In August 2004, we issued 150,000 shares of common stock at $.10 per share to Cogent Capital after signing a consultant agreement to assist the Company with corporate strategy and the structure of the private placement.

   In August 2004, we issued 1,250,000 shares of common stock at $4.00 per share under Rule 506 of Regulation D of the Securities and Exchange Commission Act to purchase $5,000,000 worth of U.S. Treasury Strips which were used as collateral in an equity swap transaction with a shareholder. These bonds will remain in this collateral account for approximately two years and can be used with a call option the company can exercise. At the end of this two year period should the management elect, these bonds would be released from the collateral account and made available to the company for working capital purposes.

   In August 2004, we issued 30,000 shares of common stock at $4.00 per share for cash.

   In August 2004, we issued 100,000 shares of common stock at $4.00 per share to a shareholder for the initial entry amount pertaining to the equity swap transaction.


        MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
        -------------------------------------------------------

   We have 320 shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not have our shares listed.


EXECUTIVE COMPENSATION
----------------------

   Our director has not received monetary compensation since our incorporation to the date of this registration statement.
We currently do not pay any compensation to our director serving on our board.

		INDEX TO FINANCIAL STATEMENTS

                        AMNOR BOOKS, INC.
                  (A Development Stage Company)




Page

Report of Independent Registered Public Accounting Firm                 21

Balance Sheet - August 31, 2004						22

Statements of Operations for the period from Inception [July 20,
2004] through
August 31, 2004								23

Statements of Stockholders' Equity for the period from Inception
[July 20, 2004]
Through August 31, 2004							24

Statements of Cash Flows for the period from Inception [July 20,
2004]
Through August 31, 2004							25

Notes to Financial Statements						26

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Amnor Books, Inc. [a development stage company]
Salt Lake City, Utah

We have audited the accompanying balance sheet of Amnor Books, Inc as of August 31, 2004, and the related statements of operations, stockholders' equity, operations, and cash flows for the period from inception [July 20, 2004] through August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amnor Books, Inc. , as of August 31,2004 and the results of operations and cash flows for the period from inception [July 20, 2004] through August 31,2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note D to the financial statements, the Company has accumulated losses from operations, no revenues, and has yet to establish principal operations. Management's plans in regard to these matters are also described in Note D. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.


                                          Mantyla McReynolds
                                          Salt Lake City, Utah
                                          September 21, 2004

                      Amnor Books, Inc.
              [A Development Stage Company]
                     Balance Sheet
                     August 31, 2004

ASSETS

Assets



   Current Assets

     Cash                                    $1,600
     Prepaid Expenses                       110,000
     Current Portion Equity Swap Premium    200,000
          Total current assets              311,600
      Investments                         5,000,000
      Equity Swap Premium                   200,000
               Total Assets              $5,511,600




LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:

  Current Liabilities:
    Accounts payable                       $ 37.00
           Total current liabilities       $ 37.00
              Total Liabilities            $ 37.00

Stockholders' Equity:
  Preferred Stock - 500,000 shares
authorized,$0.001 par value per share,
none issued and outstanding                    -

Capital Stock - 50,000,000 shares
authorized having a par value
of $0.001 per share; 1,552,500
shares issued and outstanding - Note E      1,553

Additional paid-in capital              5,535,797

Equity accumulated during the
development stage                         (26,087)

Total Stockholders' Equity              5,511,263
Total Liabilities and Stockholders'
Equity                                 $5,511,600




See accompanying note to financial statements

                    Amnor Books Inc.
             [A Development Stage Company]
                Statements of Operations
For the Period from Inception [July 20, 2004] through August 31,
2004



Inception through August 31, 2004

Revenues                      $     -



Consulting Expense               25,151
Office Expense                      936

Operating loss                $ (26,087)

Net Loss Before Income Taxes  $ (26,087)

Current Year Provision for
Income Taxes                        0

Net Loss                      $ (26,087)

Loss Per Share                 $ (0.02)

Weighted Average Shares
Outstanding                    1,114,342




See accompanying note to financial statements

                    Amnor Books, Inc.
              [A Development Stage Company]
            Statements of Stockholders' Equity
      For the Period from Inception [July 20, 2004]through August 31,2004

                  Preferred  Preferred  Common  Common  Additional Accumulated  Stockholders'
                  Shares     Stock      Shares  Stock   Paid-in    Deficit      Equity
                                        Capital                                 Balance

                      0         $0         0      $0       $0        $0           $0
Balance,
July 20, 2004
(date of inception)

Cash to open bank
account,July 20,
2004                                                     $100                    $100

Issued stock for
services and cash;
$.10 per share,
July 20,2004                              7,500    8      742       0             750

Issued stock for
services; $.10 per
share,July 26,
2004                                    150,000   150   14,850      0          15,000

Issued stock for
cash; $.10 per share,
August 1, 2004                           15,000    15    1,485      0           1,500

Issued stock for
U.S.Bonds;$4.00 per
share,August 27,
2004                                  1,250,000  1,250  4,998,750  0        5,000,000

Issued stock for
cash; $4.00 per
share,August 27,
2004                                    30,000    30     119,970  0           120,000

Issued stock for
equity swap premium;
$4.00 per share,
August 27,2004                         100,000   100     399,900  0           400,000

Net loss for the
period ended
August 31,2004                                                   (26,087)     (26,087)

Balance,August 31,
2004                  0         0    1,552,500 $1,553 $5,535,797 $(26,087) $5,511,263

See accompanying note to financial statements

                 Amnor Books, Inc.
         [A Development Stage Company]
             Statements of Cash Flows
For the Period from Inception [July 20, 2004] through August 31,
2004



Inception through
August 31, 2004
Cash Flows from Operating Activities

     Net Loss                               $(26,087)
Adjustments to reconcile net income to
net cash provided by operating
activities:

     Stock issued for services                15,750
     Increase in prepaid expenses           (120,000)
     Change in current assets                 10,000
     Increase in current liabilities             337
Net Cash Used for Operating Activities      (120,000)

Cash Flows from Investing Activities               0

Cash Flows from Financing Activities

    Proceeds from stock issuance             121,600

Net Increase/(Decrease) in Cash                1,600

Beginning Cash Balance                             0

Ending Cash Balance                           $1,600

Supplemental Disclosure of Cash Flow
Information:

  Cash paid during the year for interest           0
  Cash paid during the year for income taxes       0
  Stock issued for U.S. Treasury Bonds     5,000,000
  Stock issued for Equity Swap Premium       400,000



See accompanying note to financial statements

                  Amnor Books Inc.
            [A Development Stage Company]
           Notes to Financial Statements
                  August 31, 2004

NOTE A	ORGANIZATION SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

The Company incorporated under the laws of the State of Utah on July 20, 2004 and was organized to engage in any lawful activity for which corporations may be organized under the laws of the State of Utah. Amnor Books, Inc., is in the development stage and still organizing its planned principal operations through which it intends to develop and market products and memorabilia.

The financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles. The following summarizes the more significant of such policies:

Statement of Cash Flows

Cash is comprised of cash on hand or on deposit in banks. The Company has $1,600 as of August 31, 2004.

Income Taxes

The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement],
Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of August 31, 2004 is $0 due to the valuation allowance established as described in Note C.

Net Loss Per Common Share

Net loss per common share is based on the weighted-average number of shares outstanding.

                 Amnor Books, Inc.
           [A Development Stage Company]
           Notes to Financial Statements
                 August 31, 2004
                    [Continued]


NOTE A	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES [continued]

Use of Estimates in Preparation of Financial
Statements

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting
Bulletin (SAB) number 104, 'Revenue Recognition in
Financial Statements.'  SAB 104 clarifies application of
U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized as products or projects are delivered or services are provided to customers. Uncollected, earned revenue is recorded in accounts receivable. Billed amounts deemed to be uncollectible are charged to bad debt expense. Revenue collected in advance is recorded as a liability until the earnings process is complete.


Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset's market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company has no long-lived assets as of August 31, 2004.

                Amnor Books, Inc.
          [A Development Stage Company]
         Notes to Financial Statements
                August 31, 2004
                  [Continued]

NOTE A	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES [continued]

Investments

The Company's investments comprise U.S. government bonds. Investments with original or remaining maturities of more than three months and less than one year are considered to be short-term. These investments are held in the custody of a major financial institution. At August 31, 2004, the Company's investments were classified as available-for-sale. These investments are recorded in the Balance Sheets at fair value. Unrealized gains and losses on these investments are included as a separate component of accumulated other comprehensive income, net of tax. [See Note G]

Fair Value of Financial Instruments

The fair value of certain of the Company's financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate cost because of their short maturities. The fair value of investments is determined using quoted market prices for those securities or similar financial instruments.

Derivative Instruments
The Company recognizes derivative instruments as either assets or liabilities in the Balance Sheets and measures those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

For a derivative instrument designated as a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributed to the risk being hedged. For a derivative instrument designated as a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of accumulated other comprehensive income and subsequently reclassified into earnings when the hedged exposure affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately. For derivative instruments not designated as a hedge, the gain or loss is recognized in earnings in the period of change. Currently, the company does not have any derivative instruments designated as a hedge.

              Amnor Books, Inc.
         [A Development Stage Company]
        Notes to Financial Statements
              August 31, 2004
                [Continued]

NOTE A	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES [continued]

Recent Pronouncements

   In June 2002, SFAS No. 146, Accounting for Costs
Associated with Exit or Disposal Activities, was issued.
SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before a liability has been incurred. The adoption of SFAS No.
146 did not materially impact the Company's consolidated results of operations, financial position, or cash flow.

In December 2002, the FASB issued SFAS No. 148,
Accounting for Stock-Based Compensation-Transition and
Disclosure. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS
No. 148 did not materially impact the Company's results of operations, financial position, or cash flow.

   SFAS No. 150, Accounting for Certain Financial
Instruments with Characteristics of both Liability and Equity ("SFAS No. 150") was issued in May 2003. SFAS No.
150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position. SFAS No. 150 became effective for the Company for new or modified financial instruments beginning June 1, 2003, and for existing instruments beginning June 28, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's Consolidated Financial Statements.

               Amnor Books, Inc.
         [A Development Stage Company]
          Notes to Financial Statements
                 August 31, 2004
                   [Continued]

NOTE A	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES [continued]

   In November 2002, the Financial Accounting Standards
Board ('FASB') issued Financial Accounting Standards
Board Interpretation No. ('FIN') 45, Guarantor's
Accounting and Disclosure Requirements for Guarantees,
Including Indirect Guarantees of Indebtedness of Others, which requires the guarantor to recognize as a liability the fair value of the obligation at the inception of the guarantee. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Management believes the Company has no guarantees that are required to be disclosed in the financial statements. The recognition provisions are to be applied on a prospective basis to guarantees issued after December
31, 2002. The adoption of the recognition provisions of FIN 45 did not have a material impact on the Company's financial statements.


In January 2003, the FASB issued FIN No. 46,
Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin ("ARB")
No. 51. FIN No. 46, as revised in December 2003, addresses consolidation by business enterprises of variable interest entities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date.
FIN No. 46 applies in the first year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's financial statements.

                Amnor Books, Inc.
         [A Development Stage Company]
          Notes to Financial Statements
                 August 31, 2004
                   [Continued]


NOTE B	STOCKHOLDERS' EQUITY

On July 20, 2004, 7,500 restricted shares of common stock were issued to the Company's president for $750 in expenditures made on behalf of the Company, at $.10 per share. In August 2004, the Company issued 15,000 restricted shares of common stock for $1,500 cash for working capital needs, at $.10 per share. In August
2004, the Company issued 150,000 restricted shares of common stock at $.10 per share for services. In August, 2004, the Company issued 1,250,000 restricted shares of common stock for $5,000,000 in U.S. Treasury Bonds, at $4 per share. In August 2004, the Company issued 30,000 shares of restricted common stock for cash, at $4 per share. In August 2004, the Company issued 100,000 restricted shares of common stock at $4 per share for the initial entry amount pertaining to the equity swap transaction.

The Company has authorized 500,000 shares of preferred
stock with a par value of $0.001. As of August 31, 2004,
no preferred shares have been issued.   The Company has
not established any preferences, limitations and relative rights with regard to these shares.

NOTE C	ACCOUNTING FOR INCOME TAXES

For the period from inception through August 31, 2004, the Company had no income tax expense due to having an operating loss for the period. Any deferred tax benefit arising from the operating loss carried forward, the benefits of which will expire in 2024, would be offset entirely by a valuation allowance since it is not likely that the Company will be sufficiently profitable in the near future to take advantage of the losses. The
Company has no other timing differences.

Description	     NOL Balance    Tax	   Rate
Federal Income Tax   $26,087	   $3,913  15%
Valuation allowance                (3,913)
Deferred tax asset 8/31/04            $0

               Amnor Books, Inc.
            [A Development Stage Company]
           Notes to Financial Statements
                 August 31, 2004
                    [Continued]

NOTE D	LIQUIDITY/GOING CONCERN

The Company has accumulated losses since inception totaling $26,087, and had no operations through August
31, 2004. Financing for the Company's activities to date has been primarily provided by issuance of stock and advances from a stockholder. The Company's ability to achieve a level of profitable operations and/or additional financing impacts the Company's ability to continue as it is presently organized.
Management is continuing to develop its planned principal operations. Should management be unsuccessful in its operating activities, the Company may experience material adverse effects.

NOTE E	EQUITY SWAP AND OPTION CONTRACT

On August 27, 2004, the Company purchased a call option that entitles the Company to purchase one million shares of its common stock on August 27, 2006 at the then current market price. The objective of this contract is to allow for the Company to retain control of its stock.

Also on August 27, 2004, the Company entered into an equity swap contract that entitles the Company to receive the price return on one million shares of its common stock on November 27, 2007, or the date on which the Company's shares have been registered for sale under the Securities Act of 1933, or on which all restrictions imposed on the Company's shares have been removed, but in no instance sooner than August 27, 2006. This contract entitles the Company to receive or pay the price return on one million shares of the Company's common stock based on the initial price of $5 per share. The Company paid a premium of $400,000 to enter into this contract. The Company has secured this transaction by placing $5 million worth of U.S.
treasury strips in a collateral account. These securities are restricted from being used during the contract period. The Company entered into this contract as an inducement to obtain additional equity financing. As of the balance sheet date, the Company has recorded the contract at original cost which approximates market value. The Company is exposed to credit risk in that the counter party may not be able to meet a potential liability.

NOTE F	RELATED PARTY TRANSACTIONS

During the period ended August 31, 2004, the Company entered into a series of contracts with a shareholder.
The Company has a consulting agreement with a shareholder of the Company. The Company paid $120,000 for this agreement that extends until July 2005 and will be amortized over this period. The Company also entered into an Equity Swap Transaction and an Equity
Option transaction with a shareholder. [See Note E]

                     Amnor Books, Inc.
              [A Development Stage Company]
                Notes to Financial Statements
                      August 31, 2004
                         [Continued]



NOTE G	INVESTMENTS

		The following tables summarize the Company's
investments:
                                            Unrealized      Fair
                         Amortized Cost    Gains /Losses     Value


Fixed Income
Securities:
U.S.Government Bonds      5,000,000            0          5,000,000
            Total
                         $5,000,000           $0         $5,000,000

ADDITIONAL INFORMATION

   We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Amnor Books, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

          Exhibits
          --------
     The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number      Description
------      ------------

 4    ISDA Master Agreement
 5    Opinion of David G. Wood, Esq. regarding legality
23.1  Consent of David G. Wood, Esq.
23.2  Consent of Mantyla McReynolds,LLC

Item 28.  Undertakings



Item 28.  Undertakings
          ------------

     Amnor hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on September 30, 2004.


                                             Amnor Books, Inc


Date: 9/30/04                                By: /s/ Andrew Gallup
      -------                                   ---------------------------
                                                 CEO and President


     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: 9/30/04                                 /s/ Andrew Gallup
      -------                                ---------------------------
                                             CEO, President, Treasurer
                                             and Director

Date: 9/30/04                                /s/ John Chymboryk
      ------                                 -----------------
                                             Director